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                                                                   EXHIBIT 10.11

                                 NOVADIGM, INC.

                         MANAGEMENT RETENTION AGREEMENT

This Management Retention Agreement (the "Agreement") is made and entered into by and between Robert B. Anderson (the "Employee") and Novadigm, Inc. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below (the "Effective Date").

                                    RECITALS

The Board of Directors of the Company (the "Board") believes that it is imperative to provide the Employee with certain severance benefits upon Employee's involuntary termination of employment other than for cause which provides the Employee with enhanced financial security and provides incentive and encouragement to the Employee to remain with the Company.

The parties hereto agree as follows:

1. Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law, and may be terminated by either the Company or the Employee at any time, with or without cause.

3.   Severance Benefits.

     (a) Involuntary or Constructive Termination other than for Cause. If the Employee's employment terminates as a result of Involuntary or Constructive Termination other than for Cause (as defined herein), then (i) the principal amount then outstanding on the Employee's loan from the Company represented by the promissory note dated July 21, 1996 with a stated principal amount of $226,450.00 (the "Promissory Note") shall be forgiven in full, including any accrued interest, (ii) the principal amount then outstanding on the Employee's loan from the Company from January 1997 of $38,000.00 shall be forgiven in full, including any accrued interest, and (iii) Employee shall be fully "grossed-up" for any income and social security taxes (but not for any golden parachute excise taxes under Section 4999 of the Internal Revenue Code) arising from such loan forgiveness.

     (b) Other Terminations of Employment. In the event the Employee's employment voluntarily terminates for any reason or involuntarily terminates for Cause (as defined herein), then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other written agreements with the Company.


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4.   Definitions

     (a) Definition of Cause. "Cause" means (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in personal enrichment of the Employee, (ii) Employee's conviction of, or plea of nolo contendere to, a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to the Employee of a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties, continued violations by the Employee of the Employee's obligations to the Company.

     (b) Involuntary or Constructive Termination. "Involuntary or Constructive Termination" shall mean (i) without the Employee's express written consent, the assignment to the Employee of any duties or the significant reduction of the Employee's duties, either of which is inconsistent with the Employee's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites available to the Employee immediately prior to such reduction;
(iii) a reduction by the Company in the Base Compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) without the Employee's express written consent, any relocation of the Employee's job or office more than 40 miles from the Employee's then current job or office; (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 5 below.

5.   Successors.

     (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets.

     (b) Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.



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6.   Notice.   Notices and all other communications contemplated by this
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when sent via Federal Express or similar overnight delivery service. In the case of the Employee, notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

7.   Miscellaneous Provisions.

     (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this Agreement, nor shall any such payment or benefit be reduced by any earnings that the Employee may receive from any other source.

     (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, along with the Promissory Note and related Security Agreement, represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same.

     (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

     (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (f) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes to the extent required by law.

     (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.



COMPANY:                 NOVADIGM, INC.

                         /s/ ALBION FITZGERALD
                         --------------------------------
                         Albion Fitzgerald


                         Date:   August 17, 1998
                              ---------------------------



EMPLOYEE:                /s/ ROBERT B. ANDERSON
                         --------------------------------
                         Robert B. Anderson


                         Date:   August 17, 1998
                              ---------------------------





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